EXHIBIT 23.1

DAVIDSON  &  COMPANY
Chartered  Accountants  A  Partnership  of Incorporated  Professionals
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                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement on Form S-1 No.333-00000 of Ableauctions.com, Inc. of our report dated March 24, 2000 appearing in the Prospectus of Registration Statement on Form S-1 No. 333-91766, which is incorporated by reference into this Registration Statement, and to the reference of our firm under the heading "Experts" in such Prospectus.





                                                       /s/ DAVIDSON  &  COMPANY

Vancouver, Canada                                      Chartered Accountants

July  17,  2002

                          A Member of SC INTERNATIONAL

    1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC,
                                 Canada, V7Y 1G6
                  TELEPHONE (604) 687-0947  FAX (604) 687-6172